U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 28, 2005



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                      URBAN TELEVISION NETWORK CORPORATION
             (Exact Name of registrant as specified in its Charter)




        Nevada                       33-58972                    22-2800078
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(State of Incorporation)        Commission File No.            (IRS Employer
                                                             Identification No.)



2707 South Cooper St.  Suite 119   Arlington, TX                    76015
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, (   817   )      303       -      7449
                               -----------  -------------   ---------------



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                     (Registrant's former name and address)

Section 8- Other Events

Item 8.01 - Other Events

         On January 12, 2005, a Form 8-K was filed with the SEC by an unaffiliated third party who appears to have inadvertently caused the filing to occur under the Company's CIK number (0000806171) and SEC file number (033-58972). The Form 8-K pertained to unregistered sales of equity securities by an unrelated entity known as Diamant Art Corporation, CIK 0000810269 ("Diamant"). The Accession No. for this filing is 0001010549-05-000031.

         The Company was unaware of and did not authorize the filing of the aforementioned Form 8-K under its name, CIK number or SEC file number. No individual employed by or otherwise affiliated with the Company caused the Diamant Form 8-K to be filed with the SEC and such EDGAR filing occurred through no fault of the Company or its principals.

         Minutes after the erroneous EDGAR filing, an identical Form 8-K was filed on behalf of Diamant under its own CIK number and SEC number (000-16008). The Accession No. for this filing is 0001010549-05-000032.

         When the Company became aware of the inadvertent filing of the erroneous Form 8-K, its principals notified the SEC via a letter dated January 14, 2005. In such letter, the Company requested that the erroneous Form 8-K be removed from the EDGAR system. On January 24, 2005 a press release was issued wherein the Company provided notice regarding posting of the erroneous Form 8-K under its SEC Registration number. On January 28, 2005, attorneys for the Company sent a facsimile letter to the SEC and once again requested removal of the erroneous Form 8-K from the EDGAR system.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Urban Television Network Corporation
Dated: January 28, 2005
                                             /s/ Randy Moseley
                                            ------------------------------------
                                            By: Randy Moseley
                                            Title: Chief Financial Officer





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